UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 20, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 20, 2014, regarding its financial results for the periods ended September 30, 2014, including consolidated financial statements for the periods ended September 30, 2014, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Martin Schroeter’s third quarter earnings presentation on October 20, 2014, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Schroeter’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 20, 2014

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller (Principal Accounting Officer)

3

ATTACHMENT I

IBM REPORTS 2014 THIRD-QUARTER RESULTS

NOTE: Results from continuing operations exclude discontinued Microelectronics business, to be acquired by GLOBALFOUNDRIES as announced today.

•                  Diluted EPS from continuing operations:

•  GAAP: $3.46, down 8 percent;

•  Operating (non-GAAP): $3.68, down 10 percent;

•                  Net income from continuing operations:

•  GAAP: $3.5 billion, down 17 percent;

•  Operating (non-GAAP): $3.7 billion, down 18 percent;

•                  Consolidated results, including net loss on discontinued operations of $3.4 billion:

•  Net income: $18 million

•  EPS: $0.02

•                  Gross profit margin from continuing operations:

•  GAAP: 48.6 percent, down 40 basis points;

•  Operating (non-GAAP): 49.2 percent, down 90 basis points;

•                  Revenue from continuing operations: $22.4 billion:

•  Down 4 percent; down 2 percent adjusting for divested customer care outsourcing business and currency;

•                  Strategic imperatives grew double digits year-to-date:

•  Cloud revenue up more than 50 percent year-to-date;

  •  For cloud delivered as a service, up 80 percent year-to-date with a third-quarter annual run rate of $3.1 billion;

•  Business analytics revenue up 8 percent year-to-date;

•  Mobile revenue more than doubled year-to-date;

•  Security revenue up more than 20 percent year-to-date;

•                  Impact of customer care outsourcing, industry standard server and Microelectronics business divestitures, based on full-year 2013:

•  Generated more than $7.0 billion of annual revenue;

•  Incurred more than $0.5 billion in annual pre-tax losses.

ARMONK, N.Y., October 20, 2014 . . . IBM (NYSE: IBM) today announced third-quarter 2014 diluted earnings from continuing operations of $3.46 per share, compared with diluted earnings of $3.77 per share in the third-quarter of 2013, a decrease of 8 percent.  Operating (non-GAAP) diluted earnings from continuing operations were $3.68 per share compared with operating diluted earnings of $4.08 per share in the third-quarter of 2013, a decrease of 10 percent.

Third-quarter net income from continuing operations was $3.5 billion compared with $4.1 billion in the third-quarter of 2013, a decrease of 17 percent.  Operating (non-GAAP) net income from continuing operations was $3.7 billion, as compared with $4.5 billion in the third-quarter of 2013, a decrease of 18 percent.

For the third-quarter of 2014, IBM reported consolidated net income of $18 million or $0.02 of diluted earnings per share, which includes a net loss from discontinued operations of $3.4 billion, or $3.44 per diluted common share.

Total revenues from continuing operations for the third-quarter of 2014 of $22.4 billion were down 4 percent (down 2 percent, adjusting for the impact of the divested customer care outsourcing business and for currency) from the third-quarter of 2013.

“We are disappointed in our performance.  We saw a marked slowdown in September in client buying behavior, and our results also point to the unprecedented pace of change in our industry.  While we did not produce the results we expected to achieve, we again performed well in our strategic growth areas — cloud, data and analytics, security, social and mobile - where we continue to shift our business.  We will accelerate this transformation,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“We are executing on a clear strategy that is moving IBM to higher value, and we’ve taken significant actions to exit nonstrategic elements of the business.  This includes the announcement that we will divest semiconductor manufacturing to focus on research and development that will differentiate our systems.  We will continue to make the investments and the changes necessary to manage our business for the long term.  And we remain fully committed to returning significant value to shareholders through dividends and share repurchase.”

Discontinued Operations

The company has reached an agreement under which GLOBALFOUNDRIES will acquire IBM’s Microelectronics OEM semiconductor business and manufacturing operations.  The transaction with GLOBALFOUNDRIES is expected to close in 2015.  The results from continuing operations exclude the Microelectronics business, which is presented separately as discontinued operations.

The loss from discontinued operations in the third quarter includes a non-recurring pre-tax charge of $4.7 billion, or $3.3 billion, net of tax.  The charge includes an impairment to reflect fair value less estimated costs to sell the Microelectronics business assets, which the company has classified as held for sale at September 30, 2014.  The charge also includes other estimated costs related to the transaction, including cash consideration expected to be transferred to GLOBALFOUNDRIES of approximately $1.5 billion.  The cash consideration is expected to be paid to GLOBALFOUNDRIES over the next three years and will be adjusted by the amount of the working capital due by GLOBALFOUNDRIES to IBM, estimated to be $0.2 billion.  In addition, discontinued operations includes operational net losses from the Microelectronics business of $0.1 billion in both the third quarter of 2014 and the third quarter of 2013.

Third-Quarter GAAP — Operating (non-GAAP) Reconciliation

Third-quarter operating (non-GAAP) diluted earnings from continuing operations exclude $0.22 per share of charges; $0.16 per share for the amortization of purchased intangible assets and other acquisition-related charges; and $0.06 per share for retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Earnings Guidance

The company will provide earnings guidance during today’s quarterly earnings conference call, and it is included in the presentation charts.

Geographic Regions

The Americas’ third-quarter revenues were $10.1 billion, a decrease of 2 percent (down 1 percent, adjusting for currency) from the 2013 period.  Revenues from Europe/Middle East/Africa were down 2 percent to $7.2 billion (down 3 percent, adjusting for currency).  Asia-Pacific revenues decreased 9 percent (down 8 percent, adjusting for currency) to $5.0 billion.

Growth Markets

Revenues from the company’s growth markets were down 6 percent (down 5 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — were down 7 percent (down 7 percent, adjusting for currency).

Services

Global Services segment revenues decreased 3 percent (flat adjusting for the impact of the divested customer care outsourcing business and for currency) to $13.7 billion.  Global Technology Services segment revenues decreased 3 percent (up 1 percent adjusting for the impact of the divested customer care outsourcing business and for currency) to $9.2 billion.  Global Business Services segment revenues were down 2 percent (down 1 percent, adjusting for currency) to $4.5 billion.

Pre-tax income from Global Technology Services decreased 11 percent and pre-tax margin decreased to 17.7 percent.  Global Business Services pre-tax income decreased 15 percent and pre-tax margin decreased to 17.5 percent.

The estimated services backlog at September 30, 2014 was $128 billion, down 7 percent year to year adjusting for the divested customer care outsourcing business (down 2 percent, adjusting for currency).

Software

Revenues from the Software segment were $5.7 billion, down 2 percent (down 2 percent, adjusting for currency) compared with the third-quarter of 2013.  Software pre-tax income decreased 3 percent and pre-tax margin decreased to 35.5 percent.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Workforce Solutions and Rational products, were $3.7 billion, down 1 percent (down 1 percent, adjusting for currency) versus the third-quarter of 2013.  Operating systems revenues of $513 million were down 11 percent (down 11 percent, adjusting for currency) compared with the prior-year quarter.

Financing

Global Financing segment revenues decreased 3 percent (down 3 percent, adjusting for currency) in the third-quarter to $487 million.  Pre-tax income for the segment decreased 4 percent to $475 million.

Hardware

Revenues from continuing operations from the Systems and Technology segment totaled $2.4 billion for the quarter, down 15 percent (down 15 percent, adjusting for currency) from the third-quarter of 2013.  Systems and Technology pre-tax loss increased $91 million to a loss of $99 million.

Revenues from Power Systems were down 12 percent compared with the 2013 period.  Revenues from System x were down 10 percent.  Revenues from System z mainframe server products decreased 35 percent compared with the year-ago period.  Revenues from System Storage decreased 6 percent.

Gross Profit

The company’s total gross profit margin from continuing operations was 48.6 percent in the 2014 third-quarter period compared with 49.0 percent in the 2013 third-quarter period.  Total operating (non-GAAP) gross profit margin from continuing operations was 49.2 percent in the 2014 third-quarter compared with 50.1 percent in the 2013 third-quarter period.

Expense

Total expense and other income from continuing operations increased 1 percent to $6.5 billion compared with the prior year period.  S,G&A expense of $5.3 billion was flat year over year.  R,D&E expense of $1.4 billion was flat compared with the year-ago period.  Intellectual property and custom development income decreased to $145 million compared with $191 million a year ago.  Other (income) and expense was income of $103 million compared with prior-year income of $63 million.  Interest expense increased to $126 million compared with $97 million in the prior year period.

Total operating (non-GAAP) expense and other income from continuing operations increased 2 percent to $6.4 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense increased 2 percent to $5.1 billion compared with the prior-year period.  Operating (non-GAAP) R,D&E expense of $1.4 billion was up 2 percent compared with the year-ago period.

Pre-Tax Income

Pre-tax income from continuing operations decreased 12 percent to $4.4 billion and pre-tax margin of 19.5 percent was down 1.8 points compared with the prior-year period.  Operating (non-GAAP) pre-tax income decreased 15 percent to $4.6 billion and pre-tax margin was 20.7 percent, down 2.6 points, compared to the year-ago period.

***

IBM’s tax rate from continuing operations was 20.8 percent, up 4.0 points year over year; operating (non-GAAP) tax rate was 20.8 percent, up 3.2 points compared to the year-ago period.  The change in the third-quarter tax rate is driven by discrete benefits associated with foreign tax audits in the third-quarter 2013.

Net income margin from continuing operations decreased 2.3 points to 15.4 percent.  Total operating (non-GAAP) net income margin decreased 2.8 points to 16.4 percent.

The weighted-average number of diluted common shares outstanding in the third-quarter 2014 was 998 million compared with 1.10 billion shares in the same period of 2013.  As of September 30, 2014, there were 990 million basic common shares outstanding.

Debt, including Global Financing, totaled $45.7 billion, compared with $39.7 billion at year-end 2013.  From a management segment view, Global Financing debt totaled $28.6 billion versus $27.5 billion at year-end 2013, resulting in a debt-to-equity ratio of 7.4 to 1.  Non-global financing debt totaled $17.1 billion, an increase of $4.8 billion since year-end 2013, resulting in a debt-to-capitalization ratio of 61.9 percent (higher than the ratio at year-end 2013).

IBM ended the third-quarter 2014 with $9.6 billion of cash on hand and generated free cash flow of $2.2 billion, excluding Global Financing receivables, down approximately $0.1 billion year over year.  In the third quarter of 2014, the company returned $2.8 billion to shareholders through $1.1 billion in dividends and $1.7 billion of gross share repurchases.

At the end of September 2014, IBM had approximately $1.4 billion remaining from the current share repurchase authorization.  The company expects to request an additional share repurchase authorization at the October 2014 board meeting.

Year-To-Date 2014 Results

Net income from continuing operations for the nine months ended September 30, 2014 was $10.2 billion compared with $10.7 billion in the year-ago period, a decrease of 4 percent.  Diluted earnings per share from continuing operations were $10.09, up 5 percent compared to the 2013 period.  The consolidated diluted earnings per share were $6.44 as compared to $9.27, down 31 percent as compared to the 2013 period. Revenues from continuing operations for the nine-month period totaled $68.7 billion, a decrease of 3 percent (down 3 percent, adjusting for currency) compared with $71.0 billion for the first nine months of 2013.

Operating (non-GAAP) net income from continuing operations for the nine months ended September 30, 2014 was $10.9 billion compared with $11.7 billion in the year-ago period, a decrease of 7 percent.  Operating (non-GAAP) diluted earnings per share from continuing operations were $10.76 compared with $10.54 per diluted share for the 2013 period, an increase of 2 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share from continuing operations amounts and related income statement items;

•                  presenting non-global financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 8:00 a.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/3q14.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2014	2013*	Change	2014	2013*	Change
REVENUE

Global Technology Services	$9,218	$9,494	-2.9%	$27,962	$28,634	-2.3%
Gross profit margin	38.5%	39.0%		38.3%	37.9%

Global Business Services	4,459	4,558	-2.2%	13,476	13,649	-1.3%
Gross profit margin	31.3%	32.9%		30.4%	30.9%

Software	5,708	5,798	-1.6%	17,857	17,792	0.4%
Gross profit margin	87.6%	88.0%		88.0%	88.0%

Systems and Technology	2,434	2,864	-15.0%	7,590	9,041	-16.0%
Gross profit margin	33.9%	39.9%		36.3%	40.2%

Global Financing	487	502	-3.2%	1,502	1,488	1.0%
Gross profit margin	47.8%	47.2%		49.6%	46.4%

Other	92	122	-24.3%	292	378	-22.8%
Gross profit margin	-143.8%	-211.6%		-162.5%	-185.3%

TOTAL REVENUE	22,397	23,338	-4.0%	68,680	70,982	-3.2%

GROSS PROFIT	10,874	11,429	-4.9%	33,545	34,347	-2.3%
Gross profit margin	48.6%	49.0%		48.8%	48.4%

EXPENSE AND OTHER INCOME

S,G&A	5,281	5,260	0.4%	17,146	17,463	-1.8%
Expense to revenue	23.6%	22.5%		25.0%	24.6%

R,D&E	1,354	1,356	-0.1%	4,117	4,291	-4.0%
Expense to revenue	6.0%	5.8%		6.0%	6.0%

Intellectual property and custom development income	(145)	(191)	-23.9%	(543)	(621)	-12.5%

Other (income) and expense	(103)	(63)	62.3%	(433)	(217)	99.3%

Interest expense	126	97	30.2%	367	289	26.9%

TOTAL EXPENSE AND OTHER INCOME	6,513	6,458	0.9%	20,654	21,205	-2.6%
Expense to revenue	29.1%	27.7%		30.1%	29.9%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,361	4,972	-12.3%	12,891	13,142	-1.9%
Pre-tax margin	19.5%	21.3%		18.8%	18.5%

Provision for income taxes	906	832	8.8%	2,655	2,478	7.1%
Effective tax rate	20.8%	16.7%		20.6%	18.9%

INCOME FROM CONTINUING OPERATIONS	$3,455	$4,139	-16.5%	$10,237	$10,665	-4.0%
Net margin	15.4%	17.7%		14.9%	15.0%

DISCONTINUED OPERATIONS
Loss from discontinued operations, net of taxes	(3,437)	(98)		(3,698)	(366)

NET INCOME	$18	$4,041	-99.6%	$6,539	$10,299	-36.5%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION
CONTINUING OPERATIONS	$3.46	$3.77	-8.2%	$10.09	$9.60	5.1%
DISCOUNTINUED OPERATIONS	$(3.44)	$(0.09)		$(3.65)	$(0.33)

TOTAL	$0.02	$3.68	-99.5%	$6.44	$9.27	-30.5%

BASIC
CONTINUING OPERATIONS	$3.48	$3.79	-8.2%	$10.15	$9.68	4.9%
DISCOUNTINUED OPERATIONS	$(3.46)	$(0.09)		$(3.67)	$(0.33)

TOTAL	$0.02	$3.70	-99.5%	$6.48	$9.35	-30.7%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	997.7	1,098.8		1,014.9	1,110.7
BASIC	991.8	1,090.9		1,008.9	1,101.8

* Reclassified to reflect discontinued operations presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2014	2013
ASSETS:

Current Assets:
Cash and cash equivalents	$9,561	$10,716
Marketable securities	4	350
Notes and accounts receivable - trade (net of allowances of $316 in 2014 and $291 in 2013)	9,122	10,465
Short-term financing receivables (net of allowances of $432 in 2014 and $308 in 2013)	17,411	19,787
Other accounts receivable (net of allowances of $46 in 2014 and $36 in 2013)	1,469	1,584
Inventories, at lower of average cost or market:
Finished goods	508	444
Work in process and raw materials	1,848	1,866

Total inventories	2,356	2,310
Deferred taxes	2,219	1,651
Prepaid expenses and other current assets	5,022	4,488

Total Current Assets	47,163	51,350

Property, plant and equipment	39,950	40,475
Less: Accumulated depreciation	28,882	26,654

Property, plant and equipment - net	11,068	13,821
Long-term financing receivables (net of allowances of $87 in 2014 and $80 in 2013)	10,993	12,755
Prepaid pension assets	7,443	5,551
Deferred taxes	2,697	3,051
Goodwill	31,045	31,184
Intangible assets - net	3,373	3,871
Investments and sundry assets	5,126	4,639

Total Assets	$118,911	$126,223

LIABILITIES:

Current Liabilities:
Taxes	$2,475	$4,633
Short-term debt	12,876	6,862
Accounts payable	5,855	7,461
Compensation and benefits	3,965	3,893
Deferred income	11,346	12,557
Other accrued expenses and liabilities	5,788	4,748

Total Current Liabilities	42,306	40,154

Long-term debt	32,821	32,856
Retirement and nonpension postretirement benefit obligations	15,093	16,242
Deferred income	3,683	4,108
Other liabilities	10,613	9,934

Total Liabilities	104,515	103,294

EQUITY:

IBM Stockholders’ Equity:
Common stock	52,446	51,594
Retained earnings	133,403	130,042
Treasury stock — at cost	(150,616)	(137,242)
Accumulated other comprehensive income/(loss)	(20,978)	(21,602)

Total IBM stockholders’ equity	14,255	22,792

Noncontrolling interests	140	137

Total Equity	14,395	22,929

Total Liabilities and Equity	$118,911	$126,223

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2014	2013	2014	2013
Net Cash from Operating Activities per GAAP:	$3,904	$3,760	$10,809	$10,957

Less: the change in Global Financing (GF) Receivables	719	481	2,223	1,628

Net Cash from Operating Activities
(Excluding GF Receivables)	3,185	3,279	8,587	9,329

Capital Expenditures, Net	(1,008)	(1,041)	(2,803)	(2,709)

Free Cash Flow
(Excluding GF Receivables)	2,177	2,238	5,783	6,620

Acquisitions	(47)	(2,382)	(650)	(2,562)
Divestitures	81	235	489	247
Dividends	(1,090)	(1,037)	(3,176)	(3,033)
Share Repurchase	(1,719)	(1,917)	(13,547)	(8,062)
Non-GF Debt	(483)	1,351	4,536	1,556
Other (includes GF Receivables, and GF Debt)	925	1,388	5,065	4,337

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(156)	$(125)	$(1,501)	$(897)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD-QUARTER 2014
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$9,218	$252	$9,470	$1,680	17.7%
Y-T-Y change	-2.9%	-3.8%	-2.9%	-11.3%

Global Business Services	4,459	135	4,594	805	17.5%
Y-T-Y change	-2.2%	-23.7%	-3.0%	-15.0%

Software	5,708	862	6,570	2,333	35.5%
Y-T-Y change	-1.6%	15.9%	0.4%	-3.2%

Systems and Technology	2,434	182	2,616	(99)	-3.8%
Y-T-Y change	-15.0%	8.7%	-13.7%	NM

Global Financing	487	598	1,084	475	43.9%
Y-T-Y change	-3.2%	16.7%	6.9%	-3.7%

TOTAL REPORTABLE SEGMENTS	$22,305	$2,029	$24,334	$5,195	21.3%
Y-T-Y change	-3.9%	8.9%	-3.0%	-9.5%

Eliminations / Other	92	(2,029)	(1,937)	(835)

TOTAL IBM CONSOLIDATED	$22,397	$0	$22,397	$4,361	19.5%
Y-T-Y change	-4.0%		-4.0%	-12.3%

	THIRD-QUARTER 2013*
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$9,494	$262	$9,755	$1,895	19.4%

Global Business Services	4,558	177	4,735	948	20.0%

Software	5,798	744	6,542	2,410	36.8%

Systems and Technology*	2,864	168	3,032	(8)	-0.3%

Global Financing	502	512	1,015	494	48.7%

TOTAL REPORTABLE SEGMENTS	$23,216	$1,863	$25,079	$5,738	22.9%

Eliminations / Other	122	(1,863)	(1,741)	(766)

TOTAL IBM CONSOLIDATED	$23,338	$0	$23,338	$4,972	21.3%

* Reclassified to reflect discontinued operations presentation.

NM = Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE-MONTHS 2014
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$27,962	$739	$28,701	$4,876	17.0%
Y-T-Y change	-2.3%	-7.8%	-2.5%	-2.4%

Global Business Services	13,476	416	13,892	2,266	16.3%
Y-T-Y change	-1.3%	-23.7%	-2.1%	-0.3%

Software	17,857	2,652	20,508	6,935	33.8%
Y-T-Y change	0.4%	14.7%	2.0%	1.0%

Systems and Technology	7,590	541	8,131	(354)	-4.4%
Y-T-Y change	-16.0%	27.9%	-14.1%	167.1%

Global Financing	1,502	1,900	3,403	1,664	48.9%
Y-T-Y change	1.0%	16.7%	9.2%	5.2%

TOTAL REPORTABLE SEGMENTS	$68,387	$6,248	$74,635	$15,386	20.6%
Y-T-Y change	-3.1%	9.4%	-2.2%	-1.3%

Eliminations / Other	292	(6,248)	(5,955)	(2,495)

TOTAL IBM CONSOLIDATED	$68,680	$0	$68,680	$12,891	18.8%
Y-T-Y change	-3.2%		-3.2%	-1.9%

	NINE-MONTHS 2013*
				Pre-tax
				Income
				(Loss)/
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$28,634	$801	$29,435	$4,994	17.0%

Global Business Services	13,649	545	14,194	2,274	16.0%

Software	17,792	2,312	20,105	6,867	34.2%

Systems and Technology*	9,041	423	9,464	(133)	-1.4%

Global Financing	1,488	1,628	3,116	1,582	50.8%

TOTAL REPORTABLE SEGMENTS	$70,604	$5,710	$76,314	$15,583	20.4%

Eliminations / Other	378	(5,710)	(5,331)	(2,441)

TOTAL IBM CONSOLIDATED	$70,982	$0	$70,982	$13,142	18.5%

* Reclassified to reflect discontinued operations presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	THIRD-QUARTER 2014
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$10,874	$106		$43		$11,023

Gross Profit Margin	48.6%	0.5	Pts	0.2	Pts	49.2%

S,G&A	5,281	(96)		(48)		5,137

R,D&E	1,354	—		19		1,373

Other (Income) & Expense	(103)	0		—		(103)

Total Expense & Other (Income)	6,513	(96)		(29)		6,389

Pre-Tax Income from Continuing Operations	4,361	202		71		4,634

Pre-Tax Income Margin from Continuing Operations	19.5%	0.9	Pts	0.3	Pts	20.7%

Provision for Income Taxes***	906	42		14		963

Effective Tax Rate	20.8%	0.0	Pts	0.0	Pts	20.8%

Income from Continuing Operations	3,455	159		57		3,671

Income Margin from Continuing Operations	15.4%	0.7	Pts	0.3	Pts	16.4%

Loss from Discontinued Operations
Net of Taxes	(3,437)	—		—		(3,437)

Net Income	18	159		57		234

Diluted Earnings Per Share:
Continuing Operations	$3.46	$0.16		$0.06		$3.68
Discontinued Operations	$(3.44)	—		—		$(3.44)

	THIRD-QUARTER 2013****
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$11,429	$102		$154		$11,686

Gross Profit Margin	49.0%	0.4	Pts	0.7	Pts	50.1%

S,G&A	5,260	(111)		(89)		5,060

R,D&E	1,356	—		(14)		1,342

Other (Income) & Expense	(63)	(1)		—		(64)

Total Expense & Other (Income)	6,458	(112)		(103)		6,243

Pre-Tax Income from Continuing Operations	4,972	214		257		5,443

Pre-Tax Income Margin from Continuing Operations	21.3%	0.9	Pts	1.1	Pts	23.3%

Provision for Income Taxes***	832	48		77		958

Effective Tax Rate	16.7%	0.2	Pts	0.6	Pts	17.6%

Income from Continuing Operations	4,139	166		181		4,485

Income Margin from Continuing Operations	17.7%	0.7	Pts	0.8	Pts	19.2%

Loss from Discontinued Operations
Net of Taxes	(98)	—		—		(98)

Net Income	4,041	166		181		4,387

Diluted Earnings Per Share:
Continuing Operations	$3.77	$0.15		$0.16		$4.08
Discontinued Operations	$(0.09)	—		—		$(0.09)

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

****  Reclassified to reflect discontinued operations presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	NINE-MONTHS 2014
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$33,545	$315		$141		$34,001

Gross Profit Margin	48.8%	0.5	Pts	0.2	Pts	49.5%

S,G&A	17,146	(291)		(162)		16,693

R,D&E	4,117	—		56		4,173

Other (Income) & Expense	(433)	0		—		(433)

Total Expense & Other (Income)	20,654	(292)		(106)		20,257

Pre-Tax Income from Continuing Operations	12,891	607		246		13,744

Pre-Tax Income Margin from Continuing Operations	18.8%	0.9	Pts	0.4	Pts	20.0%

Provision for Income Taxes***	2,655	123		49		2,827

Effective Tax Rate	20.6%	0.0	Pts	0.0	Pts	20.6%

Income from Continuing Operations	10,237	483		197		10,917

Income Margin from Continuing Operations	14.9%	0.7	Pts	0.3	Pts	15.9%

Loss from Discontinued Operations
Net of Taxes	(3,698)	—		—		(3,698)

Net Income	6,539	483		197		7,219

Diluted Earnings Per Share:
Continuing Operations	$10.09	$0.48		$0.19		$10.76
Discontinued Operations	$(3.65)	—		—		$(3.65)

	NINE-MONTHS 2013****
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$34,347	$289		$474		$35,110

Gross Profit Margin	48.4%	0.4	Pts	0.7	Pts	49.5%

S,G&A	17,463	(294)		(286)		16,884

R,D&E	4,291	—		(43)		4,248

Other (Income) & Expense	(217)	(8)		—		(225)

Total Expense & Other (Income)	21,205	(302)		(329)		20,574

Pre-Tax Income from Continuing Operations	13,142	590		803		14,536

Pre-Tax Income Margin from Continuing Operations	18.5%	0.8	Pts	1.1	Pts	20.5%

Provision for Income Taxes***	2,478	112		239		2,828

Effective Tax Rate	18.9%	0.0	Pts	0.6	Pts	19.5%

Income from Continuing Operations	10,665	479		564		11,708

Income Margin from Continuing Operations	15.0%	0.7	Pts	0.8	Pts	16.5%

Loss from Discontinued Operations
Net of Taxes	(366)	—		—		(366)

Net Income	10,299	479		564		11,342

Diluted Earnings Per Share:
Continuing Operations	$9.60	$0.43		$0.51		$10.54
Discontinued Operations	$(0.33)	—		—		$(0.33)

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

****  Reclassified to reflect discontinued operations presentation.

Contact:                        IBM

Mike Fay, 914-525-8476

mikefay@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

ATTACHMENT II

3Q 2014 Earnings Presentation October 20, 2014

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/events/earnings/3q14.html The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated October 20, 2014.

3 3Q 2014 Overview New operating results presentation format reflects microelectronics business as a discontinued operation 3Q performance impacted by: Software revenue below expectations Insufficient productivity in Services Environment, including currency Continued strong results in strategic imperatives Aggressive actions to accelerate transformation Operating Discontinued Ops. 3Q14 3Q14 $ Yr/Yr $ Revenue $22.4 (4%) $0.4 @CC excl. Customer Care (2%) Net Income $3.7 (18%) ($3.4) EPS* $3.68 (10%) ($3.44)** $ in Billions, except EPS * See EPS reconciliation on slide 19 ** Includes one-time transaction-related charges ($3.35) and ongoing operational impacts ($0.09)

4 Key Transactions IBM remains committed to leadership in high-end systems x86 Business Microelectronics Manufacturing Divested x86 business to Lenovo Divesting semiconductor technology manufacturing to GLOBALFOUNDRIES Strategic reseller relationship IBM continues to lead semiconductor R&D and systems innovation; GLOBALFOUNDRIES to supply semiconductors for future IBM systems $4B+ revenue in 2013 $1.4B revenue in 2013 Effective October 1, 2014, 4th quarter will reflect gain on sale (net of related costs) and loss of x86 business Ongoing operations & transaction charges reported as discontinued operations effective 3rd quarter 2014

5 Reporting Format Operating (Non-GAAP) results based on Continuing Operations Discontinued Operations (GAAP) Operating Results (Non-GAAP) 3Q Actuals and 2014 guidance Non-Operating Adjustments includes: retirement-related acquisition-related Non-Operating Adjustments includes: retirement-related acquisition-related Continuing Operations (GAAP) Operating Results (Non-GAAP) Basis for EPS in 2015 Roadmap IBM (GAAP) $0.02 EPS ($0.22) EPS $3.68 EPS $3.46 EPS ($3.44) EPS Basis for Prior Presentation Current Presentation reflecting Discontinued Operations

6 Key Financial Metrics – 3Q 2014 P&L Ratios (Operating) 3Q14 B/(W) Yr/Yr GP Margin 49.2% (0.9 pts) PTI Margin 20.7% (2.6 pts) Tax Rate 20.8% (3.2 pts) NI Margin 16.4% (2.8 pts) Cash Highlights 3Q14 Last 12 Mos. Free Cash Flow (excl GF Receivables) $2.2 $14.2 Share Repurchase (Gross) 1.7 19.3 Dividends 1.1 4.2 Cash Balance @ Sept. 30 9.6 $ in Billions, except EPS P&L Highlights 3Q14 B/(W) Yr/Yr Revenue $22.4 (4%) @CC excl. Cust. Care (2%) PTI – Operating $4.6 (15%) NI – Operating $3.7 (18%) EPS – Operating $3.68 (10%)

7 Revenue by Geography 3Q14 B/(W) Yr/Yr Rptd @CC Americas $10.1 (2%) (1%) Europe/ME/A 7.2 (2%) (3%) Asia Pacific 5.0 (9%) (8%) IBM excl. Cust. Care BPO $22.4 (4%) (3%) (4%) (2%) Major Markets (3%) (3%) Growth Markets (6%) (5%) BRIC Countries (7%) (7%) $ in Billions AP ex. Japan U.S. -3% EMEA Canada/ LA Japan -1% @CC

8 Revenue and Gross Profit Margin by Segment 3Q14 B/(W) Yr/Yr Rptd @CC 3Q14 B/(W) Yr/Yr Pts Global Technology Services excl. Cust. Care BPO $9.2 (3%) Flat (2%) 1% 38.5% (0.5 pts) Global Business Services 4.5 (2%) (1%) 31.3% (1.6 pts) Software 5.7 (2%) (2%) 87.6% (0.4 pts) Systems & Technology 2.4 (15%) (15%) 33.9% (5.9 pts) Global Financing 0.5 (3%) (3%) 47.8% 0.7 pts Total Revenue & Op. GP Margin $22.4 (4%) (4%) 49.2% (0.9 pts) excl. Cust. Care BPO (3%) (2%) $ in Billions Operating Gross Profit Margin Revenue

9 Expense Summary 3Q14 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating $5.1 (2%) 0 pts (1 pts) (1 pts) RD&E – Operating 1.4 (2%) 0 pts (2 pts) 0 pts IP and Development Income (0.1) (24%) Other (Income)/Expense (0.1) 60% Interest Expense 0.1 (30%) Operating Expense & Other Income $6.4 (2%) (1 pts) (2 pts) 0 pts $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges

10 B/(W) Yr/Yr 3Q14 Rptd @CC Revenue (External) $9.2 (3%) (2%) excl. Cust. Care BPO Flat 1% Gross Margin (External) 38.5% (0.5 pts) PTI Margin 17.7% (1.7 pts) Services Segments Global Technology Services (GTS) Global Business Services (GBS) 3Q14 Revenue (% of Total Services) $ in Billions B/(W) Yr/Yr 3Q14 Rptd @CC Revenue (External) $4.5 (2%) (1%) Gross Margin (External) 31.3% (1.6 pts) PTI Margin 17.5% (2.5 pts) $ in Billions Yr/Yr GTS 3Q14 Revenue Rptd @CC GTS Outsourcing (5%) (4%) excl. Cust. Care BPO 1% 2% Integrated Technology Services Flat 1% Maintenance (1%) (1%) GBS 3Q14 Revenue GBS Outsourcing (7%) (6%) Consulting & Systems Integration (1%) Flat 3Q14 Backlog adj. for Cust. Care BPO $128B (7%) (2%) GTS Outsourcing 37% GBS C&SI 26% Maint. 13% ITS 17% GBS Outsourcing 7%

11 Software Segment B/(W) Yr/Yr 3Q14 Rptd @CC Revenue (External) $5.7 (2%) (2%) Gross Margin (External) 87.6% (0.4 pts) PTI Margin 35.5% (1.3 pts) 3Q14 Revenue Yr/Yr Rptd @CC WebSphere 7% 6% Information Management (5%) (5%) Tivoli 3% 3% Workforce Solutions 1% 1% Rational (12%) (12%) Key Branded Middleware (1%) (1%) Total Middleware Flat (1%) Total Software (2%) (2%) 3Q14 Revenue (% of Total Software) Key Branded Middleware 65% Operating Systems 9% Other Middleware 18% Other 8% $ in Billions

12 Systems & Technology Segment B/(W) Yr/Yr 3Q14 Rptd @CC Revenue (External) $2.4 (15%) (15%) Gross Margin (External) 33.9% (5.9 pts) PTI Margin (3.8%) (3.5 pts) $ in Billions 3Q14 Revenue (% of Total Sys & Tech) Servers 72% Storage 25% 3Q14 Revenue Yr/Yr Rptd @CC System z (35%) (35%) Power Systems (12%) (12%) System x (10%) (9%) Storage (6%) (6%) Other (29%) (29%) Total Systems & Technology (15%) (15%) Other

13 Cash Flow Analysis 3Q14 Yr/Yr YTD 3Q14 Yr/Yr Net Cash from Operations $3.9 $0.1 $10.8 ($0.1) Less: Global Financing Receivables 0.7 0.2 2.2 0.6 Net Cash from Operations (excluding GF Receivables) 3.2 (0.1) 8.6 (0.7) Net Capital Expenditures (1.0) 0.0 (2.8) (0.1) Free Cash Flow (excluding GF Receivables) 2.2 (0.1) 5.8 (0.8) Acquisitions 0.0 2.3 (0.6) 1.9 Divestitures 0.1 (0.2) 0.5 0.2 Dividends (1.1) (0.1) (3.2) (0.1) Share Repurchases (Gross) (1.7) 0.2 (13.5) (5.5) Non-GF Debt (0.5) (1.8) 4.5 3.0 Other (includes GF A/R & GF Debt) 0.9 (0.5) 5.1 0.7 Change in Cash & Marketable Securities ($0.2) $0.0 ($1.5) ($0.6) $ in Billions

14 Sept. ‘13 Dec. ‘13 Sept. ‘14** Cash & Marketable Securities $10.2 $11.1 $9.6 Non-GF Assets* 73.0 76.5 74.5 Global Financing Assets 34.7 38.7 34.8 Total Assets 117.8 126.2 118.9 Other Liabilities 61.7 63.6 58.8 Non-GF Debt* 10.4 12.2 17.1 Global Financing Debt 25.8 27.5 28.6 Total Debt 36.2 39.7 45.7 Total Liabilities 97.8 103.3 104.5 Equity 20.0 22.9 14.4 Non-GF Debt / Capital 39% 39% 62% Global Financing Leverage 7.1 7.2 7.4 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity ** Includes $3.3B impact to Equity from divestiture of Microelectronics business

15 Strategic Imperatives Strategic imperatives address market shifts in data, cloud, engagement Business Analytics +8% yr/yr YTD Cloud >50% yr/yr YTD Cloud-as-a-Service $3.1B annual run rate, exiting 3Q14 Engagement Mobile >100% yr/yr YTD Social +1% yr/yr YTD Security >20% yr/yr YTD Double-digit revenue growth in strategic imperatives, with about half of the content in Software

16 Summary Strategy addresses shift to new areas of IT Strong performance in strategic imperatives Actions and investments to accelerate shift Updating expectations Expect 2014 Operating EPS -4% to -2% as compared to $16.64 in 2013 Reflects new definition based on Continuing Operations No longer expect to deliver “at least $20 Operating EPS” in 2015 Will provide view of 2015 in January Accelerating implementation of strategy, while we continue to: Remix to higher value Manage for the long-term Return significant value to shareholders

17

18 Supplemental Materials Earnings Per Share Reconciliation Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Customer Care Outsourcing Business Divestiture, Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 3Q 2014 GAAP to Operating (Non-GAAP) Bridge – 3Q 2013 GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2014 GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2013 GAAP to Operating (Non-GAAP) Bridge – 3Q 2014 and 3Q 2013 Reconciliation of B/(W) Yr/Yr Expense Drivers – 3Q14 Reconciliation of Debt-to-Capital Ratio Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 9/30/14 Reconciliation of Revenue Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding. 2013 reclassified to reflect discontinued operations presentation. Supplemental Materials

19 19 Supplemental Materials 3Q14 3Q13 GAAP EPS $0.02 $3.68 Discontinued Operations EPS (GAAP) (3.44) (0.09) Continuing Operations EPS (GAAP) 3.46 3.77 Adjustments Acquisition-Related Charges 0.16 0.15 Non-Operating Retirement-Related Items 0.06 0.16 Operating EPS (Non-GAAP) $3.68 $4.08 Earnings Per Share Reconciliation

20 Currency – Year/Year Comparison Quarterly Averages per US $ Supplemental Materials 1Q14 Yr/Yr 2Q14 Yr/Yr 3Q14 Yr/Yr 10/17 Spot 4Q14 FY14 1Q15 2Q15 Euro 0.73 4% 0.73 5% 0.76 0% 0.78 (7%) 1% (7%) (7%) Pound 0.60 6% 0.59 9% 0.60 7% 0.62 (1%) 5% (3%) (5%) Yen 103 (11%) 102 (3%) 104 (5%) 107 (6%) (6%) (4%) (4%) Revenue Impact (2 pts) 0 pts (0.4 pts) (3 pts) (1 pts) (2-3 pts) (3 pts) July 17 View 0-1 pts 0 pts 0 pts 3Q14 (US$B) Yr/Yr $22.4 (4%) (0.1) (0.4 pts) (4%) 10/17 Spot Revenue As Reported Currency Impact Revenue @CC

21 Supplemental Segment Information – 3Q 2014 $ in Billions Backlog 3Q14 Yr/Yr @CC Total Backlog excl. Cust. Care BPO $128 (9%) (7%) (5%) (2%) Change in Backlog due to Currency Quarter-to-Quarter ($6) Year-to-Year ($6) Outsourcing Backlog $79 (12%) (8%) Signings 3Q14 Yr/Yr @CC Outsourcing $5.0 (17%) (17%) - GTS O/S, GBS O/S (AMS) Transactional 6.0 (4%) (2%) - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $11.0 (10%) (10%) Note: Actual backlog calculated using September 30 currency spot rates Revenue Growth Yr/Yr @CC GTS Outsourcing excl. Cust. Care BPO (5%) 1% (4%) 2% Integrated Tech Services Flat 1% Maintenance (1%) (1%) Total GTS excl. Cust. Care BPO (3%) Flat (2%) 1% GBS Outsourcing (7%) (6%) GBS C&SI (1%) Flat Total GBS (2%) (1%) Total Outsourcing (5%) (4%) Total Transactional Flat Flat Maintenance (1%) (1%) Global Services Revenue Global Services Backlog / Signings Supplemental Materials

22 Supplemental Segment Information – 3Q 2014 Supplemental Materials Systems & Technology Software Revenue Growth Yr/Yr @CC WebSphere 7% 6% Information Management (5%) (5%) Tivoli 3% 3% Workforce Solutions 1% 1% Rational (12%) (12%) Key Branded Middleware (1%) (1%) Other Middleware 1% 1% Total Middleware Flat (1%) Operating Systems (11%) (11%) Other Software/Services (1%) (1%) Total Software (2%) (2%) Revenue Growth Yr/Yr @CC GP% System z (35%) (35%) Power Systems (12%) (12%) System x (10%) (9%) Storage (6%) (6%) Other (29%) (29%) Total Sys & Tech (15%) (15%)

23 23 Global Financing Portfolio 3Q14 – $27.8B Net External Receivables Supplemental Materials 3Q14 2Q14 3Q13 Identified Loss Rate 1.5% 1.1% 1.0% Anticipated Loss Rate 0.3% 0.4% 0.3% Reserve Coverage 1.8% 1.5% 1.3% Client Days Delinquent Outstanding 4.0 3.8 3.0 Commercial A/R > 30 Days $ 28 M $ 30 M $ 44 M Investment Grade 58% Non-Investment Grade 42%

24 Cash Flow (FAS 95) QTD 3Q14 QTD 3Q13 YTD 3Q14 YTD 3Q13 Net Income from Operations $0.0 $4.0 $6.5 $10.3 Depreciation / Amortization of Intangibles 1.1 1.2 3.4 3.5 Stock-based Compensation 0.2 0.1 0.4 0.5 Working Capital / Other (1.5) (2.1) (5.2) (4.9) Global Financing A/R 0.7 0.5 2.2 1.6 Net loss on divestiture of Microelectronics 3.3 0.0 3.3 0.0 Net Cash provided by Operating Activities 3.9 3.8 10.8 11.0 Capital Expenditures, net of payments & proceeds (1.0) (1.0) (2.8) (2.7) Divestitures, net of cash transferred 0.1 0.2 0.5 0.2 Acquisitions, net of cash acquired 0.0 (2.4) (0.6) (2.6) Marketable Securities / Other Investments, net 0.2 0.6 1.2 0.6 Net Cash used in Investing Activities (0.8) (2.5) (1.8) (4.4) Debt, net of payments & proceeds (0.2) 2.0 6.4 3.4 Dividends (1.1) (1.0) (3.2) (3.0) Common Stock Repurchases (1.7) (1.9) (13.5) (8.1) Common Stock Transactions - Other 0.1 0.2 0.5 0.8 Net Cash used in Financing Activities (2.8) (0.8) (9.8) (6.9) Effect of Exchange Rate changes on Cash (0.4) 0.1 (0.4) 0.0 Net Change in Cash & Cash Equivalents ($0.2) $0.5 ($1.2) ($0.3) $ in Billions Supplemental Materials

25 25 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures from continuing operations excluding the effects of certain acquisition-related charges, non-operating retirement-related costs and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For its earnings per share guidance, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

26 26 Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Customer Care Outsourcing Business Divestiture On September 10, 2013, the company announced that it had signed a definitive agreement with SYNNEX for the sale of its worldwide customer care process outsourcing services business. Management presents certain financial results excluding the effects of the customer care outsourcing business divestiture. Management believes that presenting financial information without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials

27 27 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM Continuing Operations EPS (GAAP) Adjustments 2014 Expectations vs. 2013 0% to -2% -2% to -4% $0.73 $0.70 $0.03 $0.27 The above serves to reconcile the Non-GAAP financial information contained in “Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through September 30, 2014 $15.30 Full Year 2013 $16.64 2014 Expectations

28 28 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,874 $106 $43 $11,023 SG&A 5,281 (96) (48) 5,137 RD&E 1,354 0 19 1,373 Other Income & Expense (103) 0 0 (103) Total Operating Expense & Other Income 6,513 (96) (29) 6,389 Pre-Tax Income from Continuing Operations 4,361 202 71 4,634 Tax *** 906 42 14 963 Net Income from Continuing Operations 3,455 159 57 3,671 Diluted Earnings Per Share from Continuing Operations $3.46 $0.16 $0.06 $3.68 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2014 Overview”, “Key Financial Metrics - 3Q 2014” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

29 29 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $11,429 $102 $154 $11,686 SG&A 5,260 (111) (89) 5,060 RD&E 1,356 0 (14) 1,342 Other Income & Expense (63) (1) 0 (64) Total Operating Expense & Other Income 6,458 (112) (103) 6,243 Pre-Tax Income from Continuing Operations 4,972 214 257 5,443 Tax *** 832 48 77 958 Net Income from Continuing Operations 4,139 166 181 4,485 Diluted Earnings Per Share from Continuing Operations $3.77 $0.15 $0.16 $4.08 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2014 Overview”, “Key Financial Metrics – 3Q 2014” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

30 30 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $33,545 $315 $141 $34,001 SG&A 17,146 (291) (162) 16,693 RD&E 4,117 0 56 4,173 Other Income & Expense (433) 0 0 (433) Total Operating Expense & Other Income 20,654 (292) (106) 20,257 Pre-Tax Income from Continuing Operations 12,891 607 246 13,744 Tax *** 2,655 123 49 2,827 Net Income from Continuing Operations 10,237 483 197 10,917 Diluted Earnings Per Share from Continuing Operations $10.09 $0.48 $0.19 $10.76 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the Year-To-Date 2014 Results discussions in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

31 31 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q YTD 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $34,347 $289 $474 $35,110 SG&A 17,463 (294) (286) 16,884 RD&E 4,291 0 (43) 4,248 Other Income & Expense (217) (8) 0 (225) Total Operating Expense & Other Income 21,205 (302) (329) 20,574 Pre-Tax Income from Continuing Operations 13,142 590 803 14,536 Tax *** 2,478 112 239 2,828 Net Income from Continuing Operations 10,665 479 564 11,708 Diluted Earnings Per Share from Continuing Operations $9.60 $0.43 $0.51 $10.54 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the Year-To-Date 2014 Results discussions in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

32 32 3Q 2014 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin from Continuing Operations 48.6% 0.5 pts 0.2 pts 49.2% PTI Margin from Continuing Operations 19.5% 0.9 pts 0.3 pts 20.7% Tax Rate *** 20.8% 0.0 pts 0.0 pts 20.8% Net Income Margin from Continuing Operations 15.4% 0.7 pts 0.3 pts 16.4% 3Q 2013 Gross Profit Margin from Continuing Operations 49.0% 0.4 pts 0.7 pts 50.1% PTI Margin from Continuing Operations 21.3% 0.9 pts 1.1 pts 23.3% Tax Rate *** 16.7% 0.2 pts 0.6 pts 17.6% Net Income Margin from Continuing Operations 17.7% 0.7 pts 0.8 pts 19.2% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the”Key Financial Metrics - 3Q 2014” and “Revenue and Gross Profit Margin by Segment” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2014 and 3Q 2013 Supplemental Materials

33 33 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency 0 pts 0 pts 0 pts Acquisitions (1 pts) 0 pts (1 pts) Base 1 pts (1 pts) (1 pts) RD&E Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base 2 pts (2 pts) 0 pts Operating Expense & Other Income Currency (1 pts) 0 pts (1 pts) Acquisitions (2 pts) 0 pts (2 pts) Base 1 pts (2 pts) 0 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 3Q14

34 34 Reconciliation of Debt-to-Capital Ratio Sept. 2014* Dec. 2013 Sept. 2013 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 62% 76% 39% 63% 39% 64% *September 2014 reflects $3.3 billion net loss on divestiture of Microelectronics. The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

35 35 Non-GAAP Supplemental Materials 12 months ended 9/30/14 Net Cash from Operations $17.3 Less: Global Financing Receivables (0.7) Net Cash from Operations (excluding GF Receivables) 18.0 Net Capital Expenditures (3.9) Free Cash Flow (excluding GF Receivables) $14.2 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics – 3Q 2014” discussion in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

36 36 Non-GAAP Supplemental Materials Major Markets Growth Markets Japan Global Services As Reported (6%) (3%) At Constant Currency (1%) (2%) Reconciliation of Revenue Growth 3Q14 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” and “Services” discussions in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 2Q14 Yr/Yr As Reported Flat (7%) At Constant Currency (1%) (4%)

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